For Immediate Release:

GWIN retains Emerge Capital Chairman Fred Zeidman to Lead Restructuring and Growth Plan.

Las Vegas, Nevada   (Business Newswire)   Wednesday, June 7, 2006
GWIN, Inc. (OCTBB: GWNI) announced today that under a new contract signed with Emerge Capital (OTCBB: EMGC) Emerge's Chairman Fred Zeidman, will work with GWIN's management to develop and implement a restructuring and growth plan for GWIN, Inc. Tim Connolly, CEO of the Emerge subsidiary Corporate Strategies, will also assist in designing, and executing GWIN's new strategy for growth. Mr. Zeidman, who also serves as Chairman of Seitel, Inc. (OTCBB: SELA) commented, "We see a great opportunity in the future prospects of GWIN and look forward to pursuing a number of new growth initiatives for the Company. Wayne Allyn Root, GWIN Chairman and Executive Producer/Host of the company's media properties, is a truly unique resource, and we want to provide him the structure that allows him to build a great international sports media company."

GWIN Chairman Root added, "Fred implemented the plan at Seitel that took them from a $5 million market cap to over $600 million today. While we certainly cannot promise he will repeat this previous level of success, we believe he is the perfect choice to assist us in taking our Company to new and greater opportunities. One of the first things they will assist us in evaluating is the previously announced Letter of Intent to combine our operations with National Sports Service. Our goal is to become the global brand name in sports media, handicapping and gaming. Fred and Tim understand our business and their previous track records as restructuring and growth experts speak volumes for what we can accomplish together.

About GWIN, Inc.   GWIN, Inc. is America's only publicly traded sports
handicapping company. GWIN specializes in developing and marketing sports handicapping advice and information via television (The Winning EDGE ), radio and the Internet (www.WinningEDGE.com) and (www.ewinners.com). The Company produces high-quality sports and gaming entertainment programming and sells advertising and sponsorship opportunities on their TV and radio properties, as well as marketing opportunities to an exclusive database of more than one million predominately male sports and gaming fans.

About Emerge Capital Corp and Corporate Strategies, Inc.    Emerge Capital
Corp. (OTCBB: EMGC) provides business growth, organizational restructuring, and turnaround execution services for emerging and re-emerging public companies through our wholly owned subsidiary, Corporate Strategies, Inc. (www.corporate-strategies.net). Emerge Capital is unique because we accept payment for our services in the common stock of the companies we serve, aligning our interests with those of the client's shareholders and preserving their corporate cash reserves for working capital and growth. As Emerge Capital succeeds, the shareholders of our valued clients succeed. Emerge Capital believes our approach provides Emerge shareholders with an opportunity to realize greater gains than merely receiving cash payments for our services. We consider Emerge Capital to be the ultimate business resource for emerging and re-emerging public companies.

Safe Harbor Statement -- The above news release contains forward-looking statements. These statements are based on assumptions that the management of GWIN Inc. believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of GWIN Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and are subject to a wide range of business risks, external factors and uncertainties. Actual results may differ materially from those indicated by such forward-looking statements. GWIN Inc. assumes no obligation to update the information contained in this press release, whether as a result of new information, future events or otherwise.
__________________________________________________________________________
Contact: Darla Blaha Contact:  Investor Relations Contact: Jeff Johnson
Emerge Capital Corp/           AGORACOM Investor Relations GWIN, Inc.
Corporate Strategies, Inc.
713-621-2737          http://www.agoracom.com/IR/EmergeCapital  702-967-6000
news@corporate-strategies.net  EMGC@Agoracom.com         www.WinningEDGE.com